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EXHIBIT 99.3

CONSENT OF THE BLACKSTONE GROUP L.P.

We hereby consent to the inclusion of our opinion letter, dated January 20, 2005, to the Board of Directors of Willow Grove Bancorp, Inc. ("Willow Grove"), as an Appendix to the Joint Proxy Statement/Prospectus relating to the proposed merger of Chester Valley Bancorp, Inc. with and into Willow Grove contained in Willow Grove's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

The Blackstone Group L.P.

By:	/s/ MARTIN ALDERSON SMITH Martin Alderson Smith

March 24, 2005

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  EXHIBIT 99.3